SMITH MICRO SOFTWARE, INC. AND SUBSIDIARIES

Exhibit 23.1 Independent Auditors’ Consent

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-02418, 333-40106 and 333-62134 of Smith Micro Software, Inc. on Form S-8 of our reports dated February 13, 2003, (which reports express an unqualified opinion and include or refer to an explanatory paragraph referring to a change in method of accounting for goodwill and other intangible assets in 2002), appearing in this Annual Report on Form 10-K of Smith Micro Software, Inc. for the fiscal year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 26, 2003